As filed with the Securities and Exchange Commission on March 30, 2009
Registration No. 333-117238

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2
ON
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Health Systems Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
7372
(Primary Standard Industrial Classification Code Number)
82-0513245
(I.R.S. Employer Identification Number)
42 West 39th Street, 6th Floor New York, NY 10018 (212) 798-9400
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Stan Vashovsky Chief Executive Officer Health Systems Solutions, Inc. 42 West 39th Street, 6th Floor New York, NY 10018
(Name and Address of Agent For Service)

Copy to:

Steven Wolosky, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022-1106 (212) 451-2300
Not Applicable
(Approximate date of commencement of proposed sale to the public)

____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

Health Systems Solutions, Inc., a Delaware corporation (the “Company”), filed a registration statement on Form SB-2 (Registration No. 333-117238), as amended (the “Registration Statement”), with the United States Securities and Exchange Commission (the “SEC”) registering a total of 1,470,808 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which was declared effective by the SEC on February 14, 2005.  The Company filed a Post-Effective Amendment No. 1 to the Registration Statement, which was declared effective by the SEC on January 9, 2006.

On March 4, 2009, the Company issued a press release announcing that its Board of Directors unanimously approved the termination of the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and that the Company would file a Form 15 with the SEC to effect the deregistration.  The Company filed such Form 15 on March 18, 2009.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities that are registered but have not been issued or sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 on Form S-1 to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 30, 2009.

HEALTH SYSTEMS SOLUTIONS, INC.

By:	/s/ Stan Vashovsky
Name:	Stan Vashovsky
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-1 to the registrant’s Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Stan Vashovsky	Chief Executive Officer and Director	March 30, 2009
STAN VASHOVSKY	(Principal Executive Officer)

/s/ Michael G. Levine	Chief Financial Officer	March 30, 2009
MICHAEL G. LEVINE	(Principal Financial Officer and Principal Accounting Officer)
/s/ Steven Katz	Director	March 30, 2009
STEVEN KATZ
/s/ Michael Breiner	Director	March 30, 2009
MICHAEL BREINER
/s/ Kathryn Bowles	Director	March 30, 2009
KATHRYN BOWLES
/s/ Jack Price	Director	March 30, 2009
JACK PRICE